Exhibit 99.1

PRESS RELEASE

NASDAQ SYMBOL: MRGO

FOR IMMEDIATE RELEASE	CONTACTS: Luis R. Carrasquillo Ext. 1038

Telephone: (787) 883-2570

MARGO CARIBE ANNOUNCES DATE FOR
2005 ANNUAL MEETING OF STOCKHOLDERS

Vega Alta, Puerto Rico; September 12, 2005 - Margo Caribe, Inc., and its subsidiaries (the “Company”) today announced that the 2005 Annual Meeting of Stockholders of the Company will be held on Friday, October 28, 2005. The Board of Directors of the Company has designated the close of business on September 26, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any and all adjournments thereof. The Company expects that the proxy statement and accompanying form of proxy for the 2005 Annual Meeting will be mailed to stockholders on or about September 30, 2005.

About Margo Caribe

Margo Caribe, Inc., is currently engaged in the business of growing and distributing a wide range of both indoor and outdoor tropical foliage and flowering plants in Puerto Rico and the northeast Caribbean. The Company is also engaged in the sale and manufacturing of lawn and garden products throughout Puerto Rico, the northeast Caribbean and the Southeast United States. In addition, the Company is in the process of securing permits for a residential project in Arecibo, Puerto Rico.

Forward Looking Statements

This press release contains certain “forward looking statements” concerning Margo Caribe’s economic future performance. The words “expect,”“anticipate,”“hope” and similar expressions are meant to identify “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Margo Caribe cautions readers not to place undue reliance on any such “forward looking statements,” which speak only as of the date made and to advise readers that various factors, including regional and national economic conditions, natural disasters, competitive and regulatory factors, and legislative changes, could affect Margo Caribe’s financial performance and could cause Margo Caribe’s actual results for the future periods to differ materially from those anticipated or projected.

Margo Caribe does not undertake and specifically disclaims any obligation to update any “forward looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.